                                                                 EXHIBIT 10.4.11


                                 PROMISSORY NOTE

$5,000,000                                                 _______________, 1998

        FOR VALUE RECEIVED, John Martin ("Maker") promises to pay to Easyriders, Inc., a Delaware corporation ("Payee"), at the place and in the manner specified below, the principal sum of Five Million Dollars ($5,000,000), together with interest on the unpaid principal balance hereof at the rate per annum set forth below.

        SECTION 1. Definitions.

        "Business Day" means any day other than a Saturday, Sunday or a day on which banks are required or authorized to be closed in the State of California.

        "Events of Default" is defined in Section 3 of this Note.

        "Interest Payment Date" is defined in Section 2.2(b) of this Note.

        "Newco #1 Mirror Note" means that certain Limited Recourse Promissory Note of Payee, dated the date hereof, in the original principal amount of $5,000,000, payable to Joseph Teresi.

        "Note" means this Promissory Note, as the same may be amended from time to time.

        "Obligations" means all of Maker's liabilities, obligations and indebtedness to Payee under this Note (including, without limitation, Maker's obligation to make payments of principal and interest to Payee hereunder), whether now existing or hereafter arising.

        "Payment Default" is defined in Section 3 of this Note.

        "Person" means any person or entity (including, without limitation, a corporation, limited liability company, partnership, trust or joint venture).

        "Rate" is defined in Section 2.2 of this Note.

        "Stock Contribution and Sale Agreement" means the Stock Contribution and Sale Agreement, dated as of June ___, 1998, by and among Payee, Newriders, Inc., Easyriders Sub II, Inc., Joseph Teresi and the Paisano Companies (as defined therein), as amended from time to time.

        Unless otherwise defined herein, terms used in the Stock Contribution and Sale Agreement shall have the same meanings when used in this Note.

        SECTION 2. Terms.

        SECTION 2.1 Repayment of Principal. The principal balance of this Note shall be payable by Maker in lawful money of the United States of America and in immediately payable funds on ___________, 2003; provided, however, that Maker shall have the right from time to time to extend the maturity date of this Note for such period(s) of time as Maker shall specify in a written notice given to Payee at least thirty days prior to the then-current maturity date of this Note; provided further, however, that the maturity date of this Note may not be extended past _____, 2008 (the maturity date of this Note, as it may be extended from time to time, is referred to herein as the "Maturity Date").

        SECTION 2.2 Interest; Payments.

               (a) Maker shall pay interest on the unpaid principal amount of this Note at a rate per annum as follows (the "Rate"):

                        (i) From the date hereof until ______________, 1999, the Rate shall be six percent (6%);

                        (ii) From ______________, 1999 until ________________,
2000, the Rate shall be seven percent (7%);

                        (iii) From ______________, 2000 until ________________,
2001, the Rate shall be eight percent (8%);

                        (iv) From ______________, 2001 until ________________,
2002, the Rate shall be nine percent (9%); and

                        (v) From ______________, 2002 until such time as the principal balance of this Note shall be repaid, the Rate shall be ten percent (10%).

               (b) Accrued interest on the outstanding principal amount of this Note shall be paid in arrears on the __ day of each September, December, March and June, commencing with the first such date to occur after the date hereof and at maturity (each an "Interest Payment Date"), until the Obligations are paid in full, except that Maker shall have the right to defer up to one-half of the interest payable on any Interest Payment Date during the first two years of this Note. The amount of any interest deferred pursuant to this Section will be added to the principal balance of this Note on the Interest Payment Date as of which it is deferred. If the Maturity Date of this Note is extended pursuant to
Section 2.1 hereof, Maker shall pay to Payee on the date such extension period commences, an amount of principal equal to the amount of deferred interest which was added to the principal balance of this Note in accordance with the immediately preceding sentence. Interest hereunder shall be computed on the basis of a year of 365 days for the actual number of days elapsed. If any payment of principal or interest hereunder shall become due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time shall be included in computing interest in connection with such payment. Both principal and interest hereunder are payable to Payee or such other Person as Payee may from time to time designate to Maker in writing (an "Assignee"), by wire transfer to such account as Payee may from time to time designate to Maker in writing. Unless otherwise directed by Payee in writing, Payee hereby designates Joseph Teresi as the Assignee.

               (c) Anything in this Note or any other agreement to the contrary notwithstanding, with respect to each Interest Payment Date hereunder, each installment of principal and interest payable hereunder on such Interest Payment Date shall be in an amount at least sufficient to pay in full the principal and interest due and payable on such Interest Payment Date under the Newco #1 Mirror Note.

               (d) Notwithstanding anything to the contrary contained herein, Maker may elect to prepay the outstanding principal amount of this Note, at any time in whole or in part, without penalty. Any such prepayment shall be accompanied by the amount of accrued interest on the amount prepaid. Maker shall deliver written notice of such prepayment to Payee at least ten (10) days prior to prepayment. Each notice of prepayment delivered pursuant to this subsection
(d) shall set forth the amount of such prepayment and the proposed date of such prepayment. Upon payment in full of this Note, Payee shall surrender this Note to Maker for cancellation. Upon prepayment in part of principal, Payee shall make a notation of such prepayment on the Schedule of Payments attached as Exhibit A hereto and deliver a copy of such schedule to Maker. The aggregate unpaid principal amount set forth on such schedule shall be rebuttably presumptive evidence of the principal amount owing and unpaid hereunder, but the failure to record any such amount on such schedule shall not limit or otherwise affect the obligation of the Maker hereunder to make payments on this Note when due.

        SECTION 2.3 Recourse. This Note is a full recourse note.

        SECTION 2.4 Right of Offset. Reference is made to that certain Term Sheet for Annual Incentive Awards/Long-Term Incentive Performance Awards to John Martin (the "Bonus Agreement") between Maker and Payee providing for, among other things, (i) annual bonus payments from Payee to Maker in the amount of the annual interest due from Maker under this Note and another promissory note of even date herewith executed by Maker in favor of Payee in the original principal amount of $2,300,000 (the "Other Martin Note"), subject to achievement by Payee of certain predetermined levels of EBITDA and (ii) a bonus in the amount of the principal amount of this Note and the Other Martin Note (and any accrued interest hereunder or thereunder) upon Payee's successful completion of a public or private offering of equity or debt securities and the application of the proceeds thereof to the payment in full of (a) all amounts due pursuant to the Payee's Senior Credit Agreement (as such term is defined in the Stock Contribution and Sale Agreement), and (b) the Contributor Notes (as such term is defined in the Stock Contribution and Sale Agreement), subject to achievement by Payee of certain predetermined levels of EBITDA. To the extent Maker shall be entitled to amounts pursuant to the Bonus Agreement which have not been timely paid to Maker, Maker shall be entitled to offset amounts otherwise due from Maker to Payee pursuant to this Note. To the extent Payee pays amounts directly to Joseph Teresi pursuant to the Newco #1 Mirror Note, this Note shall be deemed paid in the same amounts.

        SECTION 3. Events of Default; Acceleration. If any of the following events ("Events of Default") shall occur:

               (a) Maker shall fail to make any required payment of interest on this Note when the same shall become due and payable, and such failure shall have continued for a period of five (5) days after written notice thereof has been given to Maker by Payee or Assignee (a "Payment Default"); provided, however that Maker shall have the right to cure any such Payment Default for an additional period of twenty-five (25) days on two occasions during the term of this Note;

               (b) Maker shall fail to pay the principal amount of this Note on the Maturity Date;

               (c) Maker makes an assignment for the benefit of creditors, or admits in writing his inability to pay or generally fails to pay his debts as they mature or become due or petitions or applies for the appointment of a trustee or other custodian, liquidator or receiver of Maker or of any substantial part of the assets of Maker or commences any case or other proceeding relating to Maker under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or takes any action to authorize or in furtherance of any of the foregoing, or if any such petition or application is filed or any such case or other proceeding is commenced against Maker and Maker indicates his approval thereof, consent thereto or acquiescence therein; or

               (d) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating Maker bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of Maker in an involuntary case under Federal bankruptcy laws as now or hereafter constituted, and such decree or order remains in effect for more than sixty (60) days, whether or not consecutive;

then Payee or Assignee may by notice in writing to Maker declare all amounts owing with respect to this Note to be, and they shall thereupon forthwith mature and become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Maker.

        Payee's failure at any time or times hereafter to require strict performance by Maker of any of the terms, conditions and provisions contained in this Note shall not waive, affect or diminish any right of Payee at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived or modified by any act or knowledge of Payee, its agents, officers or employees, unless such waiver or modification is contained in an instrument in writing signed by an officer of Payee and directed to Maker specifying such waiver or modification. If the payee under the Newco #1 Mirror Note shall grant a waiver to Payee
                                        4
thereunder, Payee shall grant to Maker a similar waiver under this Note. The remedies provided herein are cumulative and are not exclusive of any other remedies available to Payee at law or in equity. No waiver by Payee of any Event of Default shall operate as a waiver of any other Event of Default or the same Event of Default on a future occasion. No delay on the part of Payee in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Payee of any right or remedy shall preclude other or further exercise thereof or the exercise of any other rights or remedy.

        If any Event of Default occurs, Maker shall pay on demand all reasonable out-of-pocket expenses incurred or sustained by Payee in connection with the enforcement or protection of the rights of Payee under this Note, including costs of collection and the fees and disbursements of counsel.

        SECTION 4. Miscellaneous.

               (a) Demand, presentment, protest and notice of nonpayment and protest and all rights to interpose any defense, setoff or counterclaim of any nature or description, are hereby waived by Maker.

               (b) Other than Payee's right to assign this Note to Joseph Teresi, this Note may not be assigned by either party without the express written consent of the other party.

               (c) This Note may not be amended except by a writing signed by Maker and Payee; provided, however, that no amendment shall be effective without the written consent of the payee under the Newco #1 Mirror Note. If the Newco #1 Mirror Note is amended, and such amendment is agreed to in writing by Maker, this Note shall simultaneously be automatically amended, mutatis mutandis, such that it remains substantially identical to the Newco #1 Mirror Note.

               (d) Whenever in this Note there is reference made to either Payee or Maker, such reference shall be deemed to include a reference to the successors and permitted assigns of such party and the provisions of this Note shall be binding upon and inure to the benefit of said successors and permitted assigns.

               (e) Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, two (2) days after the date of deposit in the United States mails as follows:

                      To Maker:
                      John Martin

                      -----------------------------

                      -----------------------------

                      Fax No.:      _______________

                      To Payee:

                      -----------------------------

                      -----------------------------

                      -----------------------------
                      Attention:    _______________
                      Fax No.:      _______________


        Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

               (f) THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY CONSENT TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA AND OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF CALIFORNIA (THE "CALIFORNIA COURTS") FOR ANY LITIGATION ARISING OUT OF OR RELATING TO THIS NOTE (AND AGREE NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN SUCH COURTS), WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH LITIGATION IN THE CALIFORNIA COURTS AND AGREE NOT TO PLEAD OR CLAIM IN ANY CALIFORNIA COURT THAT SUCH LITIGATION BROUGHT THEREIN HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

               (g) The Section and subsection titles contained herein are for convenience only and shall not control or affect the meaning or construction of any provision hereof.

               (h) The invalidity or unenforceability of any provision of this
Note in any jurisdiction shall not affect the validity or enforceability of the remainder of this Note in that jurisdiction or the validity or enforceability of this Note, including that provision, in any other jurisdiction. If any restriction or provision of this Note is held unreasonable, unlawful or unenforceable in any respect, such restriction or provision shall be interpreted, revised or applied in a manner that renders it lawful and enforceable to the fullest extent possible under law.

               (i) Nothing in this Note is intended or shall be construed to give any Person other than the parties hereto and any Assignee any legal or equitable right, remedy or claim under or in respect of this Note or any provision contained herein.

               (j) Upon receipt by Maker of evidence reasonably satisfactory to him of the loss, theft, destruction or mutilation of this Note, Maker will make and deliver a new Note of like tenor in lieu of this Note against receipt of Payee's undertaking to indemnify Maker against and hold him harmless from all reasonable costs arising as a result of its making and delivery of the new Note.

        This Note has been executed and delivered at Los Angeles, California, on the date first above written.

                                            ------------------------------------
                                            John Martin